SUB-ITEM 77K


                 CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

                 AIM TAX-EXEMPT FUNDS (INVESCO TAX-EXEMPT FUNDS)

                             INVESCO MUNICIPAL FUND
               INVESCO VAN KAMPEN CALIFORNIA INSURED TAX-FREE FUND
                 INVESCO VAN KAMPEN INSURED TAX FREE INCOME FUND
           INVESCO VAN KAMPEN INTERMEDIATE TERM MUNICIPAL INCOME FUND
                INVESCO VAN KAMPEN NEW YORK TAX-FREE INCOME FUND
                    INVESCO VAN KAMPEN MUNICIPAL INCOME FUND


The Funds are new funds that were formed to acquire the assets and liabilities of predecessor funds in a shell fund reorganization (the "Reorganization"). PricewaterhouseCoopers LLP ("PWC") was appointed as the independent registered public accounting firm of the Funds for the fiscal year ending August 31, 2010.

The predecessor funds' financial statements were audited by a different independent registered public accounting firm (the "Prior Auditor").

Effective June 1, 2010, the Prior Auditor resigned as the independent registered public accounting firm of the predecessor funds. The Prior Auditor's report on the financial statements of the Funds for the past two years did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles.

During the period the Prior Auditor was engaged, there were no disagreements with the Prior Auditor on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the Prior Auditor's satisfaction, would have caused it to make reference to that matter in connection with its report.


(Letter dated November 29, 2010 from Ernst & Young LLP is attached as Attachment A to this exhibit.)

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549-7561

Ladies and Gentlemen:

We have read Sub-item 77K of Form N-SAR dated November 29, 2010, of AIM Tax-Exempt Funds (Invesco Sector Funds), which includes Invesco Municipal Fund, and are in agreement with the statements contained in paragraphs 3 and 4 therein, in relation to the aforementioned fund. We have no basis to agree or disagree with other statements of the registrant contained therein.

Yours truly,
/s/ Ernst & Young LLP


Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Ladies and Gentlemen:

We have read Sub-item 77K of Form N-SAR dated November 29, 2010, of Invesco Van Kampen California Insured Tax Free Fund, Invesco Van Kampen Insured Tax Free Income Fund, Invesco Van Kampen Intermediate Term Municipal Income Fund, Invesco Van Kampen New York Tax Free Income Fund, and Invesco Van Kampen Municipal Income Fund, and are in agreement with the statements contained in paragraphs 3 and 4 therein. We have no basis to agree or disagree with other statements of the registrant contained therein.

Yours truly,
/s/ Ernst & Young LLP